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                                                                    EXHIBIT 10.2

                        INCENTIVE STOCK OPTION AGREEMENT
                               UNDER MEDWAVE, INC.
                   2004 AMENDED AND RESTATED STOCK OPTION PLAN

Name of Optionee:
No. Of Shares:
Option Exercise Price per Share:

Grant Date:
Expiration Date:

Pursuant to Medwave, Inc. 2004 Amended and Restated Stock Option Plan (the "Plan") as amended through the date hereof, Medwave, Inc. (the "Company") hereby grants to the Optionee named above an option (the "Option") to purchase on or prior to the Expiration Date specified above all or part of the number of shares of common stock, .01 par value (the "Common Stock") of the Company specified above at the Option Exercise Price per Share specified above subject to the terms and conditions set forth herein and in the Plan.

      1. Exercisability Schedule. No portion of this Option may be exercised until such portion shall have become exercisable. Except as set forth below, and subject to the discretion of the Committee (as defined in Article 3 of the Plan) to accelerate the exercisability schedule hereunder, this Option shall be exercisable with respect to the following number of Shares on the dates indicated:

Number of Shares Exercisable*               Exercisability Date
-----------------------------               -------------------
                       (25%)
                       (25%)
                       (25%)
                       (25%)

* Max. of $100,000 per yr.

Once exercisable, this Option shall continue to be exercisable at any time or times prior to the close of business on the Expiration Date, subject to the provisions hereof and of the Plan.

      2.    Manner of Exercise.

            (a) An Option may be exercised by an Optionee in whole or in part from time to time on or prior to the Expiration Date of this Option, by delivery, in person or through certified or registered mail, of written notice of exercise to the Company at its principal executive office (Attention:
Secretary). This notice shall specify the particular Option (or portion thereof) that is being exercised and the number of Shares with respect to which the Option is being exercised.

   Payment of the purchase price for the Shares may be made by one or more of the following methods: (i) in cash, by certified or bank check or other instrument acceptable to the Committee; (ii) through the delivery (or attestation to the ownership) of shares of Common Stock that have been previously purchased by the Optionee and have been beneficially owned by the Optionee for at least six months (or for such other period of time as may be required by generally exercised accounting principles), and are not then subject to any restrictions under any Company plan; or (iii) a combination of (i) and
(ii) above. Payment instruments, if permitted by the Committee in its sole discretion, will be received subject to collection.

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   The delivery of certificates representing the Shares will be contingent upon the Company's receipt from the Optionee of full payment for the Shares, as set forth above and any agreement, statement or other evidence that the Company may require to satisfy itself that the issuance of Common Stock to be purchased pursuant to the exercise of Options under the Plan and any subsequent resale of the shares of Common Stock will be in compliance with applicable laws and regulations. In the event the Optionee chooses to pay the purchase price by previously-owned shares of Common Stock through the attestation method, the number of shares of Common Stock transferred to the Optionee upon the exercise of the Option shall be net of the shares attested to.

            (b) Certificates for the shares of Common Stock purchased upon exercise of this Option shall be issued and delivered to the Optionee upon compliance to the satisfaction of the Committee with all requirements under applicable laws or regulations in connection with such issuance and with the requirements hereof and of the Plan. The determination of the Committee as to such compliance shall be final and binding on the Optionee. The Optionee shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to this Option unless and until this Option shall have been exercised pursuant to the terms hereof, the Company shall have issued and delivered the shares to the Optionee, and the Optionee's name shall have been entered as the stockholder of record on the books of the Company. Thereupon, the Optionee shall have full voting, dividend and other ownership rights with respect to such shares of Common Stock.

            (c) Not withstanding any other provision hereof or of the Plan, no portion of this Option shall be exercisable after the Expiration Date hereof.

      3. Termination of Employment. If the Optionee's employment by the Company or all Subsidiaries (as defined in the Plan) is terminated, the period within which to exercise the Option may be subject to earlier termination as set forth below.

            (a) Termination Due to Death. If the Optionee's employment terminates by reason of death, any Option held by the Optionee shall become fully exercisable and may thereafter be exercised by the Optionee's legal representative or legatee for a period of 12 months from the date of death or until the Expiration Date, if earlier.

            (b) Termination Due to Disability. If the Optionee's employment terminates by reason of disability (as defined in the Plan), any Option held by the Optionee shall become fully exercisable and may thereafter be exercised by the Optionee for a period of 12 months from the date of termination or until the Expiration Date, if earlier.

            (c) Termination Due to Retirement. If the Optionee's employment terminates by reason of retirement (as defined in the Plan), any Option held by the Optionee shall become fully exercisable and may thereafter be exercised by the Optionee for a period of 3 months from the date of termination or until the Expiration Date, if earlier.

            (d) Other Termination. If the Optionee's employment terminates for any reason other than death, disability, or retirement, and unless otherwise determined by the Committee, any Option held by the Optionee may be exercised, to the extent exercisable on the date of termination, for a period of thirty days from the date of termination. Any Option that is not exercisable at such time shall terminate immediately and be of no further force or effect.

The Committee's determination of termination date and the reason for termination of the Optionee's employment shall be conclusive and binding on the Optionee and his or her representatives or legatees.

      4. Incorporation of Plan. Notwithstanding anything herein to the contrary, this Option shall be subject to and governed by all the terms and conditions of the Plan, including the powers of the Committee set forth in Article 3 of the Plan. Capitalized terms in this Agreement shall have the meaning specified in the Plan, unless a different meaning is specified herein.

      5. Transferability. This Agreement is personal to the Optionee, is non-assignable and is not transferable in any manner, by operation of law or otherwise, other than by will or the laws of descent and

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distribution. This Option is exercisable, during the Optionee's lifetime, only by the Optionee, and thereafter, only by the Optionee's legal representative or legatee.

      6. Status of the Stock Option. This Option is intended to qualify as an "incentive stock option" under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), but the Company does not represent or warrant that this Option qualifies as such. The Optionee should consult with his or her own tax advisors regarding the tax effects of this Option and the requirements necessary to obtain favorable income tax treatment under Section 422 of the Code, including, but not limited to, holding period requirements. If the Optionee intends to dispose or does dispose (whether by sale, gift, transfer or otherwise) of any Shares within the one-year period beginning on the date after the transfer of such shares to him or her, or within the two-year period beginning on the day after the grant of this Option, he or she will notify the Company within 30 days after such disposition. To the extent that this Option does not qualified as an "incentive stock option," it shall be a Nonstatutory Stock Option (as Defined in the Plan).

      7. Tax Withholding. The Optionee shall, not later than the date as of which the exercise of this Option becomes a taxable event for Federal income tax purposes, pay to the Company or make arrangements satisfactory to the Committee for payment of any Federal, state, and local taxes required by law to be withheld on account of such taxable event.

The Company shall be entitled to (i) withhold and deduct from future wages of the Optionee (to the extent permitted by any applicable law), or make other arrangements for the collection of, all legally required amounts necessary to satisfy any and all withholding taxes, or (ii) require the Optionee promptly to remit the amount of such withholding to the Company before acting on the Optionee's notice of exercise of the Option.

The Committee may, in its sole discretion, permit the Optionee to have the minimum required tax Withholding obligation satisfied, in whole or in part, by
(i) authorizing the Company to withhold from shares of Common Stock to be issued, or (ii) transferring to the Company, a number of shares of Common Stock with an aggregate Fair Market Value that would satisfy the withholding amount due; provided, that these shares of Common Stock have been previously purchased by the Optionee and have been beneficially owned by the Optionee for at least six months (or for such other period of time as may be required by generally exercised accounting principles), and are not then subject to any restrictions under any Company plan.

      8.    Miscellaneous.

            (a) Notice hereunder shall be given to the Company at its principal place of business, and shall be given to the Optionee at the address set forth below, or in either case at such other address as one party may subsequently furnish to the other party in writing.

            (b) This Option does not confer upon the Optionee any rights with respect to continuance of employment by the Company or any Subsidiary.

                                          MEDWAVE, INC.

                                          By:__________________________________
                                             Title:

The foregoing Agreement is hereby accepted and the terms and conditions thereof hereby agreed to by the undersigned.

Dated:
       ___________________________     _________________________________________
                                       Optionee's Signature

                                       Optionee's name and address:

                                       _________________________________________

                                       _________________________________________

                                       _________________________________________

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